[Logo Omitted]
NASDAQ

By Facsimile and Regular Mail

January 27, 2005

Mr. Howard Johnson
President and Chief Financial Officer
Vion Pharmaceuticals, Inc.
4 Science Park
New Haven, CT  06511

         Re:      Vion Pharmaceuticals, Inc. (the "Company")
                  Nasdaq Symbol:  VION

Dear Mr. Johnson:

On January 21, 2005, the Company filed a Form 8-K, which disclosed that Waiter
Writson passed away on January 19, 2005. Mr. Writson was a member of The Audit
Committee. As such, the Company no longer complies with Nasdaq's audit committee requirements as set forth in Marketplace Rule 4350.

Consistent with Marketplace Rule 4350(d)(4), the Company will be provided a cure period until the earlier of the Company's next annual shareholders' meeting or
January 19, 2006, in order to regain compliance. The Company must submit to
Nasdaq documentation, including biographies of any proposed directors, evidencing compliance with the rules no later than this date. In the event the
Company does not regain compliance within this period, Staff will provide written notification that its securities will be delisted. At that time, the
Company may appeal Staff's determination to a Listing Qualifications Panel.

Please note that Item 3.01 of Form 8-K may require disclosure of the receipt of this notification letter within four business days.(1) Accordingly, the Company should consult with counsel regarding disclosure obligations surrounding this letter under the federal securities laws. In addition, Nasdaq posts a list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance on our website at www.nasdaq.com. The Company will be included in this list commencing five business days from the date of this letter.

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1        See SEC Release No. 34-49424

Mr. Howard Johnson
January 27, 2005

         If you have any questions, please contact Marcia Brown-DeMar, Lead
Analyst, at (301) 978-8063.

                                                   Sincerely,

                                                   /s/ Cynthia Melo

                                                   Cynthia Melo
                                                   Director
                                                   Nasdaq Listing Qualifications